UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2021

SYNNEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

44201 Nobel Drive Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(510) 656-3333

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SNX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On July 29, 2021, SYNNEX Corporation (“SYNNEX” or the “Company”) priced an offering of (i) $700,000,000 aggregate principal amount of 1.250% Senior Notes due 2024, (ii) $700,000,000 aggregate principal amount of 1.750% Senior Notes due 2026, (iii) $600,000,000 aggregate principal amount of 2.375% Senior Notes due 2028, and (iv) $500,000,000 aggregate principal amount of 2.650% Senior Notes due 2031 (collectively, the “Notes,” and such offering, the “Notes Offering”). The Notes are being sold in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to certain persons outside of the United States pursuant to Regulation S under the Securities Act. The Notes Offering is expected to close on or about August 9, 2021, subject to customary closing conditions.

The Notes Offering is part of the financing for the previously announced proposed acquisition of Tiger Parent (AP) Corporation, a Delaware corporation (“Tiger Parent”), the indirect parent entity of Tech Data Corporation, a Florida corporation (“Tech Data”), pursuant to that certain Agreement and Plan of Merger dated March 22, 2021 (the “Merger Agreement”), between SYNNEX, Spire Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of SYNNEX, Spire Sub II, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of SYNNEX and Tiger Parent (the “Merger”). The Notes Offering will replace $2.5 billion of bridge commitments provided under the previously announced debt commitment letter entered into by SYNNEX in connection with the Merger. SYNNEX intends to utilize its previously announced new $1.5 billion term loan facility, together with the net proceeds from the Notes Offering and cash on hand at SYNNEX and Tech Data, including the $500 million equity contribution to be made prior to the Merger by an affiliate of Apollo Global Management, Inc. that is the sole stockholder of Tiger Parent, to fund the aggregate cash portion of the consideration payable to Tiger Parent in connection with the Merger, refinance certain of SYNNEX’ and Tech Data’s existing indebtedness, and pay related fees and expenses. SYNNEX expects to use any remaining net proceeds from the Notes Offering for general corporate purposes. The Notes Offering is not conditioned upon the consummation of the Merger. However, if (i) the closing of the Merger has not occurred on or prior to December 22, 2021 (provided that, if the termination date of the Merger Agreement is extended, this date will also be extended to the same extended termination date, but in no case will this date be extended beyond June 22, 2022), (ii) SYNNEX notifies the trustee under the indenture governing the Notes in writing that SYNNEX will not pursue the consummation of the Merger or (iii) the Merger Agreement has been terminated without the consummation of the Merger, SYNNEX will be required to redeem all of the outstanding Notes at a special mandatory redemption price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest from, and including, the date of initial issuance (or the most recent interest payment date to which interest has been paid, whichever is later) to, but excluding, the special mandatory redemption date.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from such registration requirements.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected closing of the Notes Offering and the intended use of net proceeds from the Notes Offering. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including risks related to whether SYNNEX will be able to satisfy the conditions required to close the sale of the Notes and the fact that SYNNEX’ management will have broad discretion in the use of the proceeds from any sale of the Notes, risks related to consummation of the Merger, and other risks detailed from time to time in SYNNEX’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2020, its definitive proxy statement relating to the Merger dated June 9, 2021 and its Current Report on Form 8-K filed on July 26, 2021. The forward-looking statements in this Current Report are based on information available to SYNNEX as of the date hereof, and SYNNEX does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2021

SYNNEX CORPORATION

By:	/s/ Simon Y. Leung
Simon Y. Leung
Senior Vice President, General Counsel and Corporate Secretary

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